Exhibit 99.1

GTY Technology Holdings Inc. Enters Agreement to be Acquired by GI Partners

Upon closing, GTY Technology Holdings Inc. will operate as a privately held company with a continued focus on providing cloud software solutions for the public sector.

BOSTON, MASSACHUSETTS, April 29, 2022 – GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY” or the “Company”), a leading provider of cloud software solutions for the public sector, today announced it has entered into a definitive agreement to be acquired by GI Partners (“GI”), a leading private investment firm. Upon completion of the transaction, GTY will become a privately held company.

Under the terms of the agreement, GTY shareholders will receive upon consummation of the transaction $6.30 in cash for each share of GTY common stock that they hold. The purchase price provides substantial value to GTY’s existing shareholders and represents a 123% premium over the closing share price on April 28, 2022, the last full trading day prior to the transaction announcement, and a 57% premium over the 90-day volume-weighted average closing share price through April 28, 2022.

The investment by GI Partners will support GTY’s strong momentum in the public sector technology market as the Company increases investments in sales, marketing and technology innovation to accelerate growth.

“GI Partners has an excellent track record of supporting and adding value to leading software companies, and we are delighted to bring on a partner of GI Partners’ caliber,” said TJ Parass, CEO of GTY. “This transaction will provide immediate and substantial value to GTY shareholders. The Company will have greater flexibility to focus on executing our strategy, and we are excited to begin our long-term partnership with GI Partners.”

“We at GI believe GTY has developed outstanding products across its segments and a well-earned reputation for quality and innovation. We are impressed by the team’s commitment to solve some of governments’ most pressing problems,” said Travis Pearson, Managing Director and Co-Head of Private Equity at GI Partners.

Sendil Rajendran, Managing Director at GI Partners, added, “We see opportunities for GTY to continue to accelerate organic growth through a number of exciting initiatives where GI has deep experience. We look forward to working with management to continue innovating and delivering value to its customers.”

GTY’s Board of Directors has unanimously approved the transaction and recommends that GTY’s shareholders vote in favor the transaction at the special meeting of GTY shareholders to be called in connection with the transaction. A special meeting of GTY’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to GTY’s shareholders.

Terms
GTY shareholders will receive $6.30 per share in cash upon the closing. The transaction is currently expected to close in the third quarter of 2022 following receipt of applicable regulatory approvals and the satisfaction of other customary closing conditions, including approval by GTY’s shareholders.

For further information regarding the terms and conditions of the definitive merger agreement, please see GTY’s Current Report on Form 8-K, which will be filed in connection with the transaction.

Advisors

Credit Suisse is acting as exclusive financial advisor to GTY and Davis Graham & Stubbs is serving as GTY’s legal advisor. Goldman Sachs & Co. LLC is acting as financial advisor to GI Partners and Ropes & Gray is serving as legal advisor to GI Partners.

About GTY Technology Holdings Inc.

GTY brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; OpenCounter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

About GI Partners

Founded in 2001, GI Partners is a private investment firm with over 125 employees and offices in San Francisco, New York, Chicago, Greenwich, and Scottsdale. The firm has raised over $32 billion in capital from leading institutional investors around the world to invest in private equity, real estate, and data infrastructure strategies. The private equity team invests primarily in companies in the healthcare, IT infrastructure, services, and software sectors. The real estate team focuses primarily on technology and life sciences properties as well as other specialized real estate sectors and strategies. The data infrastructure team invests primarily in hard asset infrastructure businesses underpinning the digital economy. For more information, please visit www.gipartners.com.

Additional Information and Where to Find It
In connection with the proposed acquisition of GTY (the “Transaction”), GTY plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction. Promptly after filing the definitive Transaction Proxy Statement with the SEC, GTY will mail the definitive Transaction Proxy Statement and proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GTY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by GTY with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of GTY’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by GTY with the SEC in connection with the Transaction will also be available, free of charge, at GTY’s website (https://gtytechnology.com/about/investor-materials) or by writing to GTY, Attention: Investor Relations, 800 Boylston Street, 16th Floor, Boston, Massachusetts, 02199.

Participants in the Solicitation
GTY, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information about GTY’s directors and executive officers and their ownership of GTY’s common shares is set forth in the definitive proxy statement for GTY’s 2022 annual meeting of shareholders filed with the SEC on April 28, 2022. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by GTY’s Board of Directors in approving the Transaction; and expectations for GTY following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of GTY’s assumptions prove incorrect, GTY’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from GTY’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to GTY’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that GTY files with the SEC, including GTY’s Annual Report on Form 10-K filed with the SEC on February 18, 2022, which may be obtained on the investor relations section of GTY’s website (https://gtytechnology.com/about/investor-materials). All forward-looking statements in this communication are based on information available to GTY as of the date of this communication, and GTY does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

GTY Company Contacts:

Investor Relations

ir@gtytechnology.com

877-465-3200

GI Partners Contacts:

Chris Tofalli

Chris Tofalli Public Relations LLC

914-834-4334

chris@tofallipr.com

Gretchen Robinson

GI Partners

GRobinson@gipartners.com